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                                                                   EXHIBIT 4.17

                              CERTIFICATE OF TRUST

        The undersigned, the trustees of MCN Financing IV desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

        1. The name of the business trust being formed hereby (the "Trust") is MCN Financing IV.

        2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                Wilmington Trust Company
                Rodney Square North
                1100 North Market Street
                Wilmington, Delaware 19890

        3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  February 3, 1997



                                        /s/ Daniel L. Schiffer
                                        ------------------------------
                                        Daniel L. Schiffer, as Trustee

                                        /s/ Sebastian Coppola
                                        ------------------------------
                                        Sebastian Coppola, as Trustee



                                        WILMINGTON TRUST COMPANY,
                                          as Trustee

                                        By:  /s/ Norma Closs
                                           ---------------------------
                                           Name:  Norma Closs
                                           Title: Vice President